Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: August 2, 2011

FOR IMMEDIATE RELEASE

Horizon Bancorp Receives Preliminary Approval to Receive $12.5 Million Investment
Under the U.S. Treasury Department’s Small Business Lending Fund

Michigan City, Indiana — Horizon Bancorp (NASDAQ GM: HBNC) today announced that Horizon has received preliminary approval from the U.S. Department of the Treasury to receive an investment of $12.5 million under the Small Business Lending Fund (“SBLF”). The SBLF, which is part of the Small Business Jobs Act of 2010, provides incentives for participating banks to increase small business lending. Horizon intends to use the proceeds from the SBLF investment, together with Horizon’s available funds, to redeem in full the remaining $18.75 million of preferred stock Horizon issued to the Treasury Department under the TARP Capital Purchase Program. Horizon expects to close on the repurchase of the preferred stock before August 31, 2011.

The SBLF preliminary approval is not a binding obligation of the Treasury Department. A blinding obligation and final approval of Horizon’s application for the SBLF funds will not arise until a Stock Purchase Agreement is executed by the Treasury Department and Horizon. The execution of the Stock Purchase Agreement and the transfer of the funds by the Treasury Department are subject to, in the Treasury Department’s sole discretion, due diligence and the satisfaction of the closing conditions set forth in the Stock Purchase Agreement, including the absence of any material adverse changes in Horizon’s business, results of operation or condition (financial or otherwise).

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

This news release may contain forward-looking statements for which Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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